Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-198559 on Form S-1 of our report dated September 3, 2014, relating to the consolidated financial statements of Neff Holdings LLC and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Miami, Florida

November 10, 2014